UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 13, 2020

FIRST FOODS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-206260	47-4145514
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Foods Group, Inc. c/o Incorp Services, Inc.,

3773 Howard Hughes Parkway, Suite 500S,

Las Vegas, NV 89169-6014

(Address of principal executive offices)

(201) 471-0988

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2020, our Board of Directors filled a vacancy and appointed Michael Kaplan to the Board of Directors. Mr. Kaplan is currently not expected to be named as a member of any committees of our Board of Directors.

Mr. Kaplan’s compensation as a director for the initial twelve months will consist of One Million (1,000,000) Warrants which will vest at the rate of 83,333 Warrants per month for the initial eleven months and the balance in the twelfth month, provided he is a director on each vesting date, with the initial tranche vesting on the day he takes office and then on each monthly anniversary of such date thereafter. Each Warrant will be exercisable for 36 months after it vests and will be exercisable at a price of $0.18 per share. If he remains in office beyond twelve months, commencing with month thirteen, his compensation will be similar to the majority of the directors then in office.

Prior to Mr. Kaplan’s appointment to the Board of Directors, on July 7, 2020 we entered into (i) a Subscription Agreement with Mr. Kaplan to sell to him one million (1,000,000) shares of Common Stock at a purchase price of $0.20 per share for a total purchase price of $200,000, which shares shall be purchased in twelve (12) equal monthly installments of 83,333 shares (the last installment to cover 83,337 shares) with the initial purchase occurring on the date thereof and subsequent instalments on each monthly anniversary thereafter (ii) a Consulting Agreement with Mr. Kaplan to award him, as full compensation for two (2) years of service, warrants to purchase two million (2,000,000) shares of Common Stock at an exercise price of $0.18 per share, which was the closing price of our common stock on such date, and (iii) an arrangement with Mr. Kaplan that in the event he raises outside investment in the Company in the amount of $500,000 - $2,000,000, he will receive one Warrant for each dollar he so raises.

Effective August 1, 2020 Mr. Kaplan will also have the title Chief Marketing Officer with authority to oversee the Company’s sales and marketing operations, and responsibility for developing oversight processes and procedures.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Foods Group, Inc.

Date: July 15, 2020	By:	/s/ Harold Kestenbaum
	Name:	Harold Kestenbaum
	Title:	Chief Executive Officer

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